CERTIFICATE OF DESIGNATIONS OF RIGHTS,

PRIVILEGES, AND PREFERENCES

OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

U.S. PRECIOUS METALS, INC.

I.

The name of this corporation is U.S. PRECIOUS METALS, INC.

II.

Pursuant to Sections 151 and 103 of the General Corporate Law of the State of Delaware, I, John Gildea, the Chief Executive Officer and Secretary, respectively, of U.S. Precious Metals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DO HEREBY CERTIFY THAT:

The Board of Directors of the Corporation on March 14, 2016 adopted the following resolution creating a series of its preferred stock designated the “Series C Convertible Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation dated May 8, 2003, the Board of Directors of the Corporation by unanimous resolution does hereby designate the terms, and authorize and provide for the issuance of the "Series c Convertible Preferred Stock,” consisting initially of 400,000 shares, having the voting powers, preferences and relative participating rights, and the qualifications, limitations or restrictions that are set forth as follows:

A.	Designation and Amount. The shares of such series shall be designated as “Series C Convertible Preferred Stock”, par value $0.00001 per share, and the number of shares constituting such series initially shall be 400,000. Such amount may be increased or decreased by the resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of the Series C Convertible Preferred Stock to less than the number of shares then issued and outstanding, fully diluted.
B.	Rights, Preferences and Restrictions of Series C Convertible Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series C Convertible Preferred Stock are as set forth below:

1. Dividend Provisions. Beginning on the Issue Date and prior to conversion, the Holders of the outstanding shares of Series C Convertible Preferred Stock shall be entitled to receive dividend distributions when and if dividend distributions are declared and authorized on the Common Stock by the Board of Directors, provided that, each share of the Series C Convertible Preferred Stock shall have rights, privileges and preferences on dividend distributions equal to 133.33333 shares of Common Stock.

2. Liquidation Preference.

(a) In the event a Liquidation Event occurs prior to conversion, the Holders of the Series C Convertible Preferred Stock shall have the same rights as holders of Common Stock, except that each share of outstanding Series C Convertible Preferred Stock shall have 133.33333 times the rights as each share of Common Stock (“Liquidation Ratio”). Collectively, the holders of the then outstanding shares of Common Stock and the holders of the then outstanding shares of Series C Convertible Preferred Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to such stockholders. The distribution shall be ratable, in proportion to the number of shares of the Common Stock and/or Series C Convertible Preferred Stock held by them, after giving effect to the Liquidation Ratio.

(b) A “Liquidation Event” shall include (A) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or (B) a liquidation, dissolution or winding up of the Corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately prior to such transaction. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of at least fifty percent (50%) of the outstanding Series C Convertible Preferred Stock (voting together as a single class and not as separate series). The Corporation shall give each holder of record of Series C Convertible Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Article II.B.3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of Series C Convertible Preferred Stock that (i) are entitled to such notice rights or similar notice rights and (ii) represent at least a majority of the voting power of all then outstanding shares of such Series C Convertible Preferred Stock (voting together as a single class and not as separate series).

3.                  Redemption. The Series C Convertible Preferred Stock shall not be redeemable.

4. Conversion. The Series C Convertible Preferred Stock shall be subject to the following conversion rights:

(a). Conversion. At any time after the Issue Date, each share of Series C Convertible Preferred Stock outstanding shall be convertible into Common Stock at the option of the (i) holder or (ii) Corporation, provided that, the Corporation has sufficient authorized but unissued shares of Common Stock to allow for the conversion of such shares of Series C Convertible Preferred Stock. The number of fully paid and non-assessable shares of Common Stock resulting from conversion shall equal the number of share of Series C Convertible Preferred Stock so converted multiplied by 133.33333 (“Conversion Ratio”).

(b). Conversion Procedures.

(i) The Corporation will not issue any fractional shares of Common Stock upon a conversion pursuant to this Article II.B.4 (if fractional shares result from any conversion, all such fractional shares rounded up to the nearest whole share).

(ii) Mechanics of Conversion. (Y) Before any Holder of Series C Convertible Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, such Holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series C Convertible Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued, the form of which is set forth as Schedule A hereto. The Corporation shall, as soon as practicable thereafter (but not later than 10 days thereafter), issue and deliver to such holder of Series C Convertible Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. (Z) If the Corporation elects to convert the Series C Convertible Preferred Stock, the Corporation promptly will provide written notice to the Holder of such conversion (setting forth the conversion date), and the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series C Convertible Preferred Stock. The Corporation shall, as soon as practicable thereafter (but not later than 10 days thereafter), issue and deliver to such holder of Series C Convertible Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.

(c). Adjustment Event.

(i) In the event that, by reason of any merger, consolidation, combination, liquidation, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Corporation, the Common Stock is substituted, combined, or changed into, any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock (each, an "Adjustment Event"), the Conversion Ratio shall be appropriately and equitably adjusted by the Corporation so that the Holder of shares of Series C Convertible Preferred Stock thereafter converted may receive the number and kind of shares of capital stock of the Corporation which such Holder would have owned immediately following such action if such Holder had converted such Holder’s shares of Series C Convertible Preferred Stock immediately before the occurrence of such Adjustment Event.

(d). Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series C Convertible Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

(e). Reservation of Stock Issuable Upon Conversion. The Corporation shall as soon as practicable following the issuance of the Series C Convertible Preferred Stock reserve and keep available out of its authorized but unissued shares of Common Stock or other Capital Stock, solely for the purpose of effecting the conversion of the shares of the Series C Convertible Preferred Stock, such number of its shares of Common Stock or other Capital Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock or other Capital Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock, the Corporation will take such immediate corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or other Capital Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Designations.

(f). Notices and Delivery of Certificates. Any notice or delivery of certificates required by the provisions herein to be given to the holders of shares of Series C Convertible Preferred Stock shall be given to each holder of record at his address appearing on the books of the Corporation.

(g). Status of Converted Stock. In the event that any shares of the Series C Convertible Preferred Stock shall be converted as stated herein, the shares of the Series C Convertible Preferred Stock so converted shall be cancelled and retired, and shall not be issuable by the Corporation.

6. Voting Rights.

At any time prior to conversion, each holder of outstanding shares of Series C Convertible Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Convertible Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to an Adjustment Event), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series C Convertible Preferred Stock and of any other outstanding series of Preferred Stock so designated shall vote together with the holders of Common Stock as a single class.

C. Definitions.

As used in herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

"Capital Stock" means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of the Corporation.

"Common Stock" means any and all shares of the Corporation’s $0.00001 par value common stock.

"Corporation" means US Precious Metals, Inc., a Delaware corporation, and its successors.

"Holder" means a holder of a share or shares of Series C Convertible Preferred Stock as reflected in the stock books of the Corporation.

"Issue Date" means the date of original issuance of the applicable shares of Series C Convertible Preferred Stock.

“Liquidation Event” shall have the meaning set forth in Article II.B.3(b).

"Series C Convertible Preferred Stock" has the meaning ascribed to it in Article II.A. hereof.

IN WITNESS WHEREOF, US PRECIOUS METALS, INC. has caused its duly authorized officer to execute this Certificate on this the 16th day of March 2016.

U.S. Precious Metals, Inc.

/s/ John Gildea

John Gildea

Chief Executive Officer

Schedule A

CONVERSION NOTICE

The undersigned hereby elects to convert shares of Series C Convertible Preferred Stock (the “Preferred Stock”), represented by stock certificate No(s). ________ , into shares of common stock (“Common Stock”) of US Precious Metals, Inc. (the “Corporation”) according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the “Certificate of Designation”), as of the date written below.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.

Conversion Date: ______________

Number of Shares of Preferred Stock to be Converted: ___________

Applicable Conversion Ratio: 133.333

Number of Shares of Common Stock to be Issued: ___________

Name of Holder: ____________________

Address: __________________________

Signature:______________________

Name:

Title: